EXHIBIT NO. 99.(a) 14

MFS VARIABLE INSURANCE TRUST II

on behalf of:

MFS Mid Cap Value Portfolio

Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated August 12, 2003, as amended (the “Declaration”), of MFS Variable Insurance Trust II, a business trust organized under the laws of The Commonwealth of Massachusetts (the “Trust”), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that MFS Mid Cap Value Portfolio, a series of the Trust, has been terminated.

IN WITNESS WHEREOF, the undersigned have executed this certificate this 29th day of December, 2009.

J. KERMIT BIRCHFIELD	MARCIA A. KEAN
J. Kermit Birchfield c/o MFS Investment Management 500 Boylston Street Boston MA 02116	Marcia A. Kean c/o MFS Investment Management 500 Boylston Street Boston MA 02116

ROBERT C. BISHOP	RONALD G. STEINHART
Robert C. Bishop c/o MFS Investment Management 500 Boylston Street Boston MA 02116	Ronald G. Steinhart c/o MFS Investment Management 500 Boylston Street Boston MA 02116

FREDERICK H. DULLES	HAVILAND WRIGHT
Frederick H. Dulles c/o MFS Investment Management 500 Boylston Street Boston MA 02116	Haviland Wright c/o MFS Investment Management 500 Boylston Street Boston MA 02116

DAVID D. HORN
David D. Horn c/o MFS Investment Management 500 Boylston Street Boston MA 02116